                                                      CODE OF ETHICS
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                                Under Rule 17j-1 of the Investment Company Act of 1940 for

                                                  AMERICAN SKANDIA TRUST
                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                               AMERICAN SKANDIA MASTER TRUST

         WHEREAS,  AMERICAN SKANDIA TRUST ("AST") is a registered  investment  company under the Investment  Company Act of
1940, as amended (the "ICA"); and,

         WHEREAS,  AMERICAN  SKANDIA ADVISOR FUNDS,  INC.("ASAF") is a registered  investment  company under the Investment
Company Act of 1940, as amended (the "ICA"); and,

         WHEREAS,  AMERICAN  SKANDIA  MASTER TRUST (the "ASMT") is a registered  investment  company  under the  Investment
Company Act of 1940, as amended (the "ICA"); and,

         WHEREAS,  Rule 17j-1 under the ICA requires AST,  ASAF, and ASMT (the "Funds"),  the investment  advisor,  and the distributor of the Funds to adopt a Code of Ethics.

         NOW, THEREFORE,  AST, ASAF, and ASMT (the "Funds") hereby adopt the following Code of Ethics, as amended, this ___
day of May, 2003.

                                                        DEFINITIONS
                                                        -----------

         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access Person" means any director,  officer, or advisory person of the Funds;  provided,  however,  that
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any persons who are access  persons of the  investment  adviser or  distributor  for the Funds,  and who reports his or her securities  transactions to such  investment  adviser or distributor in accordance with Rule 17j-1 of the ICA, shall not be deemed an access person of the Funds required to report pursuant to this Code of Ethics;  and further  provided that Access
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Persons  covered by more than one Code of Ethics meeting the  requirements  of Rule 17j-1 may be governed by the provisions of such other Codes of Ethics and report all  transactions  pursuant  to the terms of such other  Codes of Ethics  provided that such Code was reviewed and approved by the Board of  Directors/Trustees  of the Funds.  The  executive  officer of the
Funds or his designee  will maintain a list of all Access  Persons (and of all persons who would be Access  Persons but for the exception set forth above regarding Access Persons of other  companies),  and will notify each Access Person in writing that such  person is an Access  Person.  Once a person  has been so  identified  he or she shall  continue  to be an Access
Person until otherwise  notified in writing by the executive  officer of the Funds or his designee  provided,  however,  if
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such  person is an Access  Person  solely  because he or she is a director of the Funds,  such person  shall cease to be an
Access Person at the time such person ceases to be a director.  Each Access Person shall receive a copy of this Code.

         (b)      "Advisory Person" means:
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                  (i)      any employee of the Funds, its investment  advisor or distributor (or of any entity in a control relationship with the Funds, its investment  advisor or distributor,  as defined in (e) hereof) who, in connection with his or her  regular  functions  or duties,  makes,  participates  in, or obtains  information  (other than  publicly  available information)  regarding  the purchase or sale of a security by the Funds,  or whose  functions  relate to the making of any recommendation with respect to such purchases or sales; and

                  (ii)     any natural person who controls the Funds or its investment adviser and who obtains  information
(other than publicly available  information)  concerning  recommendations  made to the Funds with regard to the purchase or sale of securities.

         (c)      "Affiliated Persons" or "Affiliates" means:
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                  (i)      any employee or Access Person of the Funds,  and any member of the immediate  family (defined as spouse,  child, mother,  father,  brother,  sister,  in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii)     any account for which any of the persons described in (c)(i) hereof is a custodian,  director or otherwise  acting in a fiduciary  capacity,  or with  respect to which any such  person  either has the  authority  to make investment decisions or from time to time gives investment advice; and

                  (iii)    any partnership,  corporation, joint venture, trust or other entity in which any employee of the
Funds or Access Person of the Funds directly or  indirectly,  in the aggregate,  has a 10% or more  beneficial  interest or for which any such person is a general partner or an executive officer.

         (d)      "Beneficial  ownership  of a security" by any person  includes  securities  held by: (a) a spouse,  minor
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children or relatives who share the same home with such person;  (b) an estate for such person's  benefit;  (c) a trust, of which (i) such person is a director or such person or members of such person's  immediate  family have a vested interest in the income or corpus of the trust,  or (ii) such  person  owns a vested  beneficial  interest,  or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the  beneficiaries;  (d) a partnership in which such person is a partner;  (e) a corporation  (other than with respect to treasury  shares of the  corporation) of which  such  person is an  officer,  director  or 10%  stockholder;  (f) any  other  person  if,  by  reason  of  contract, understanding,  relationship,  agreement  or other  arrangement,  such  person  obtains  therefrom  benefits  substantially equivalent to those of ownership;  or (g) such person's spouse or minor children or any other person,  if, even though such person does not obtain  therefrom  the  above-mentioned  benefits  of  ownership,  such person can vest or revest  title in himself at once or at some  future  time.  A  beneficial  owner of a security  also  includes  any person who  directly  or indirectly,  through any  contract,  arrangement,  understanding,  relationship  or  otherwise,  has or shares voting power and/or  investment  power with respect to such security.  Voting power includes the power to vote, or includes the power to dispose, or to direct the disposition of such security.

         (e)      "Control"  means the power to  exercise a  controlling  influence  over the  management  or policies of a
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corporation.  Any person who owns beneficially,  either directly or through one or more controlled corporations,  more than
25% of the voting securities of a corporation shall be presumed to control such corporation.

         (f)      "Covered  Security" means any note, stock,  treasury stock,  bond,  debenture,  evidence of indebtedness,
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certificate of interest or participation in any  profit-sharing  agreement,  collateral-trust  certificate,  reorganization certificate or subscription,  transferable share,  investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including  a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put,  call,  straddle,  option,  or privilege  entered into on a national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a
"security,"  or any  certificate  of interest or  participation  in,  temporary or interim  certificate  for,  receipt for, guarantee  of, or warrant or right to subscribe to or purchase,  any of the  foregoing,  provided,  however,  that "covered
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security"  shall not mean  securities  issued or guaranteed by the Government of the United States,  bankers'  acceptances,
bank  certificates  of  deposit,   commercial  paper,  high  quality  short-term  debt  instruments  (including  repurchase agreements), and shares of registered open-end investment companies.

         (g)      "Investment  Personnel" means an employee of the Funds (or of any entity in a control  relationship  with
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the Funds as defined in (e) hereof) who in connection with his or her regular  functions and duties,  makes or participates in making  recommendations  regarding the purchase or sale of securities by the Funds;  and any natural person who controls the Funds and who obtains  information  concerning  recommendations  regarding  the purchase or sale of  securities  by the
Funds.

(h)      "Initial  Public  Offering"  means  an  offering  of  securities  registered  under  the  Securities  Act of  1933
          -------------------------
("Securities  Act"),  the  issuer  of  which,  immediately  before  the  registration,  was not  subject  to the  reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (i)      "Limited  Offering" is an offering that is exempt from registration  under the Securities Act pursuant to
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Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j)      "Purchase  or sale of a covered  security"  includes  the  writing  of an option  to  purchase  or sell a
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security.

         (k)      "Security held or to be acquired" by the Funds means any covered  security which,  within the most recent
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fifteen  (15)  days,  (i) is or has been  held by the  Funds,  or (ii) is being or has been  considered  by the  Funds  for purchase by the Funds.

I.       Compliance with Governing Laws, Regulations and Procedures
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         All  employees  of the Funds and the  investment  advisor and  distributor  to the Funds  shall have and  maintain knowledge of and shall comply  strictly with all  applicable  Federal and state laws and all rules and  regulations  of any governmental agency or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment.

         Each employee shall comply with all laws and regulations  relating to the use of material non-public  information.
Trading on "inside  information"  of any sort,  whether  obtained  in the course of research  activities,  through a client relationship or otherwise, is strictly prohibited.

         All employees shall comply strictly with procedures  established by the Funds to ensure compliance with applicable
Federal and state laws and regulations adopted by governmental  agencies and self-regulatory  organizations.  The employees shall not  knowingly  participate  in,  assist,  or condone any acts in  violation of any statute or  regulation  governing securities matters, nor any act that would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each employee having supervisory  responsibility  shall exercise reasonable  supervision over employees subject to his or her control,  with a view to preventing  any violation by such persons of applicable  statutes or  regulations,  the
Funds' procedures or the provisions of the Code of Ethics.

         Any employee  encountering  evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have  occurred  shall  report such  evidence to the Board of Trustees or to the Board of  Directors,  as
applicable, (the "Directors") of the applicable Fund.

         While the  employees of the various  sub-advisors  to the Funds are not subject to this Code of Ethics  generally, each sub-advisor will provide to the Funds and their investment  advisor a copy of the  sub-advisor's  code of ethics,  and will notify the Funds and their investment advisor,  no less frequently than quarterly,  of any material violations of such code of ethics.

II.      Confidentiality of Transactions
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         Information  relating to the Funds' portfolio and research and studies  activities is confidential  until publicly available.  Whenever  statistical  information or research is supplied to or requested by the Fund, such  information  must not be disclosed to any persons other than persons  designated by the executive  officer of the Funds or the Directors.  If the Funds are considering a particular  purchase or sale of a security for the Funds,  this must not be disclosed except to such duly authorized persons.

         Any employee  authorized  to place orders for the purchase or sale of securities on behalf of the Funds shall take all steps  reasonably  necessary to provide that all  brokerage  orders for the  purchase  and sale of  securities  for the account of the Funds  will be so  executed  as to ensure  that the nature of the  transactions  shall be kept  confidential until the  information  is reported to the  Securities  and Exchange  Commission or the Funds'  shareholders  in the normal course of business.

         If any  employee  of the  Funds or Access  Person  should  obtain  information  concerning  the  Funds'  portfolio
(including,  the  consideration  by the  investment  advisor of  acquiring,  or  recommending  any  security for the Funds'
portfolio),  whether in the course of such person's duties or otherwise,  such person shall respect the confidential nature of this  information  and shall not divulge it to anyone unless it is properly part of such person's  services to the Funds to do so or such person is specifically authorized to do so by the executive officer of the Funds.

III.     Ethical Standards
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         Every officer and  employee,  in making any  investment  recommendation  or taking any  investment  action,  shall exercise  diligence  and  thoroughness,  and shall have a reasonable  and adequate  basis for any such  recommendations  or action.

         No officer or employee shall undertake independent practice for compensation in competition with the Funds.

         The officers,  employees and Access Persons and their respective affiliates,  shall conduct themselves in a manner consistent  with the highest  ethical  standards.  They shall avoid any action,  whether for personal  profit or otherwise, that results in an actual or potential  conflict of interest,  or the appearance of a conflict of interest,  with the Funds or which may be otherwise detrimental to the interests of the Funds.

         No officer,  director or employee shall improperly use for such person's  personal benefit any knowledge,  whether obtained  through  such  person's  relationship  with any  adviser or  administrator  to the Funds,  or  otherwise,  of any investment recommendation made or to be made or of any investment action taken or to be taken by the Funds.

         No officer,  director or employee shall disclose any non-public  information  relating to the Funds'  portfolio or transactions,  nor shall any officer,  director or employee disclose any non-public information relating to the business or operations of the Funds unless properly authorized to do so.

         Any  officer  or  employee  having  discretion  as to  the  selection  of  broker-dealers  to  execute  securities transactions  for the  Funds  shall  select  broker-dealers  solely  on the  basis of the  services  provided  directly  or indirectly by such  broker-dealers  to the Funds. An officer or employee shall not,  directly or indirectly,  receive a fee or commission from any source in connection with the sale or purchase of any security for the Funds.

         In addition,  the Funds shall take all actions reasonably  calculated to ensure that it engages  broker-dealers to transact  business with the Funds whose partners,  officers and employees,  and their respective  affiliates,  will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal interests in a matter that is or may be  competitive  with his  responsibilities  to  another  person or entity  (such as the  Funds) or where an individual  has or may  have  obligations  or  responsibilities  to two or more  persons  or  entities.  In the case of the relationship  between the Funds on the one hand, and its employees and Access Persons and their respective  affiliates,  on the other hand,  such  conflicts  may result from the purchase or sale of  securities  for the account of the Funds and for the account of any  affiliated  person or from the purchase or sale for the account of the Funds of  securities in which an
Access Person or employee of the Funds or his or her  affiliates has an interest.  In these cases,  all potential or actual conflicts  must be disclosed and the first  preference  and priority must be to avoid such  conflicts of interest  wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the Funds.

IV.      Activities and Transactions of Access Persons
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         (a)      No Access Person shall recommend to, or cause or attempt to cause,  the Funds to acquire,  dispose of, or hold any  security  (including,  any option,  warranty or other right or  interest  relating to such  security)  which such
Access Person or an affiliate of such Access Person has direct or indirect  beneficial  ownership  unless the Access Person shall first  disclose in writing to the  Directors all facts  reasonably  necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         (b)      No Access Person shall  knowingly  purchase or sell any security  which said person  intends to recommend for purchase or sale by the Funds until the Funds has completed all of its intended trades in said security.

         (c)      If, as a result of fiduciary  obligations to other persons or entities,  and Access Person  believes that such person or an affiliate  of such person is unable to comply with certain  provisions  of the Code,  such Access  Person shall so advise the Directors or the designated  compliance officer in writing,  setting forth with reasonable  specificity the nature of such fiduciary  obligations  and the reasons why such Access Person  believes such person is unable to comply with any such provisions.  The Directors or the designated  compliance  officer may, in its or his discretion,  exempt such
Access Person or an affiliate of such person from any such  provisions,  if it/he shall determine that the services of such
Access  Person are valuable to the Funds and the failure to grant such  exemptions is likely to cause such Access Person to be unable to render  services  to the Funds.  Any Access  Person  granted an  exemption  (including,  an  exception  for an affiliate of such person),  pursuant to this Section IV(c) shall,  within three  business days after engaging in a purchase or sale of a security held or to be acquired by a client,  furnish the Directors or the designated  compliance officer with a written report concerning such transaction.

         (d)      From time to time,  trustees,  officers or  employees  of the Funds may  establish  special or  "insider"
relationships  with one or more issuers of securities  (i.e.,  the  director,  officer or employee may become an officer or director of an issuer,  a member of a creditors  committee which engages in material  negotiations  with an issuer,  etc.).
In such cases,  the  Directors or the  designated  compliance  officer of the Funds may include such issues on a restricted list  containing  the names of issuers  whose  securities  are not  eligible for purchase or sale by the Funds or by Access
Persons.

V.       Activities and Transactions of Directors, Officers or Employees
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         (a)      Rule 17j-1 under the ICA imposes the following obligations:

                  (i)      No director, officer or employee shall employ any device, scheme or artifice to defraud a Fund;

                  (ii)     No director,  officer or employee  shall make to a Fund any untrue  statement of a material fact or omit to  state  to such  Fund a  material  fact  necessary  in  order  to make  the  statements  made,  in  light of the circumstances under which they are made, not misleading;

                  (iii)    No director,  officer or employee shall engage in any act,  practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

                  (iv)     No director,  officer or employee  shall engage in any  manipulative  practice with respect to a
Fund.

VI.      Reporting Procedures
         --------------------

         (a)      Initial  Reports.  Except as provided in Section  VI(e)  hereof,  each person,  other than  disinterested directors  shall within ten (10) days of their  initially  being  identified as an Access Person report to the Directors or the  designated  compliance  officer the  information  described  in Section  VI(d) (i) and (ii) hereof with respect to all
Covered  Securities  in which such Access  Person had any direct or indirect  beneficial  ownership  as of the date of such identification  (whether  or not any such  Covered  Security is a security  held or to be acquired by the Funds)  ("Initial
Report");  provided,  however,  that such Initial  Report may contain a statement that the report shall not be construed as
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an admission by the person  making such report that he has any direct or indirect  beneficial  ownership in the security to which the report relates.

         (b)      Quarterly  Reports.  Except as provided by Section V(e) hereof,  every Access  Person shall report to the
Directors  or the  designated  compliance  officer  the  information  described  in Section  V(c)  hereof  with  respect to transactions  in any Covered  Security in which such Access  Person  has, or by reason of such  transaction  acquires,  any direct or indirect  beneficial  ownership in the security (whether or not such security is a covered security held or to be acquired  by the  Funds);  provided,  however,  that such  report may  contain a  statement  that the  report  shall not be
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construed as an admission by the person making such report that he has any direct or indirect  beneficial  ownership in the security  to which the  report  relates;  and,  provided,  however,  that no report is  required  if such  person is not an
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"interested  person" of the Funds  within the meaning of Section  2(a)(19)  of the ICA,  and would be required to make such report solely by reason of being a Director and except where such  Director  knew or, in the ordinary  course of fulfilling his official duties as a Director of the Funds,  should have known that during the 15-day period  immediately  preceding or after the date of the  transaction in a security by the Director,  such security is or was purchased or sold, or considered for purchase or sale by the Funds.

         (c)      Every report  required to be made pursuant to Section VI (b) hereof shall be made not later than ten (10)
days after the end of the calendar  quarter in which the  transaction to which the report  relates was effected,  and shall contain the following information:

                  (i)      The date of transaction,  the title and the number of shares,  and the principal  amount of each security involved;

                  (ii)     The  nature  of the  transaction  (i.e.,  purchase  sale or any  other  type of  acquisition  or
                                                              ----
disposition);

                  (iii)    The price at which the transaction was effected; and

(iv)     The name of the broker, dealer or bank with or through whom the transaction was effected.

However,  an Access  Person need not make a quarterly  transaction  report under VI (b) of this section if the report would duplicate  information  contained  in broker  trade  confirmations,  with  respect to the Access  Person in the time period required  by this  paragraph  if all of the  information  set forth in this  paragraph  is  contained  in the broker  trade confirmations or account statements and such broker trade  confirmations or accounts  statements are received with the time specified under VI(c) of this section.

(d)      Annual  Reports.  Each Access  Person,  other than  disinterested  directors  shall report to the Directors or the designated  compliance  officer  annually  the  following  information  by January 30th for the  previous  year-end,  which information must be current as of a date no more than 30 days before the report is submitted:

(i)      The title,  number of shares and  principal  amount of each  Covered  Security in which the Access  Person had any direct or indirect beneficial ownership; and

(ii)     The name of any broker,  dealer or bank with whom the Access Person  maintains an account in which any  securities are held for the direct or indirect benefit of the Access Person.

                  (iii)    A statement that he or she (1) has reviewed and understands  the Code of Ethics,  (2) recognizes that he or she is subject  to it, and (3) if such  Access  Person was  subject to the Code of Ethics  during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

         (e)      Notwithstanding  the  provisions  of Section  V(b) and (c) hereof,  no person shall be required to make a report with  respect to  transactions  effected for any account over which such person does not have any direct or indirect influence or control.

         (f)      Notwithstanding the provisions of Sections V (a), (b), and (d) hereof, if any person required to make a report under such Sections is unable to make such reports within the number of stated days or by the stated date due to special circumstances (e.g., illness or business travel), such person must contact the designated compliance officer.
Any such requests granted will be appropriately documented in writing.  Exemptions under this Section V (f), in no event, can be approved for any persons beyond any statutorily mandated dates (i.e., beyond ten days for Initial Holdings
Reports, beyond ten days for Quarterly Transaction Reports).

         (g)      All Access Persons shall direct any brokerage  firm, bank or other concern at which the Access Person has a brokerage account or affiliated  brokerage  account to supply the Directors or the designated  compliance  officer,  on a timely  basis,  duplicate  copies of the  confirmation  of all  securities  transactions  in such account and copies of all periodic  statements  for such  account.  All  Access  Persons,  except a Director  of the Funds who is not an  "interested person" of the Funds  within the meaning of Section  2(a)(19) of the ICA and would not be  required to make  reports  under this Section V solely by reason of being a Director  (unless such  Director  knew or, in the ordinary  course of fulfilling his official duties as Director,  should have known that during the 15-day period  immediately  preceding or after the date of the  transaction  in a security by the Director,  such security is or was purchased or sold, or considered  for purchase or sale by the Funds),  and such other persons as the Directors  shall determine shall promptly inform the Directors or the designated  compliance officer of any newly established  brokerage account or affiliated brokerage account at any brokerage firm, bank or other concern.

VII.     Pre-approval Procedures
----     -----------------------

(a)      Investment  Personnel,  if any, must obtain prior approval before directly or indirectly  acquiring any beneficial ownership in securities  (such  securities not being limited to Covered  Securities) in an Initial Public Offering  ("IPO")
or a Limited Offering ("LO").

(b)      All requests  for  pre-approval  shall be directed to the  Directors or to the  designated  compliance  officer to determine whether  purchasing  securities in IPOs or LOs raise the types of conflicts of interest that Rule 17j-1 under the
ICA is designed to address.  Such requests for  pre-approval  shall not be  unreasonably  withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VIII.    Review Procedures
         -----------------

         (a)      The  reports  submitted  by Access  Persons  pursuant to  Sections  VI (a),  (b) and (d) hereof  shall be reviewed  by the  Directors  or the  designated  compliance  officer,  or such  other  persons  or  committees  as shall be designated by the  Directors,  in order to monitor  compliance  with this Code of Ethics.  All failures to comply with this
Code of Ethics shall be reported to and reviewed by the Directors.

         (b)      With respect to any violation of this Code of Ethics, the Directors may take any preventive,  remedial or other  action  that it may deem  appropriate.  In  determining  whether  or not there has been,  or may be, a  conflict  of interest  between  the Funds and any  person  subject to this Code of  Ethics,  the  Directors  shall  consider  all of the relevant facts and circumstances.

IX.      Sanctions
         ---------

(a)      Persons  violating  the  provisions  of this Code of Ethics or any rules  thereunder  may be subject to sanctions, which may include,  among other things,  fines, a letter of censure, or suspension or termination of the employment of such person.

         (b)      Imposition  of sanctions  and amount of sanctions  should  include  consideration  of past  violations or multiple violations of this Code of .Ethics.

X.       Recordkeeping Requirements
         --------------------------

         This Code of Ethics,  lists all persons required to make reports  hereunder from time to time (including  separate lists of all Access Persons and Investment  Personnel,  if any), the names of persons  designated to review reports, a copy of each report made by an Access Person  hereunder,  and a record of each violation hereof and any action taken as a result of such violation shall be maintained by designated compliance officer as required by Rule 17j-1.

XI.      Board of Directors Report and Certification
         -------------------------------------------

         No less frequently than annually for a period not to exceed 12 calendar months, the designated  compliance officer shall report in writing to the Directors on issues raised under the Fund's Code of Ethics.  Such written report shall:

         (i)      Describe issues that arose during the previous year under the Fund's Code of Ethics,  including,  but not limited to,  information  about material code or procedure  violations and sanctions  imposed in response to those material violations;

         (ii)     Certify to the  applicable  board that the Fund has adopted  procedures  reasonably  necessary to prevent
Access Persons from violating the Fund's Code of Ethics;

         (iii)    Provide such other information as shall be requested by the Directors.